October 26, 2006
Uroplasty, Inc.
Attn: Mahedi Jiwani
5420 Feltl Road
Minnetonka, MN 55343
Dear Mr. Jiwani,
Today Venture Bank agreed to the following changes in terms and covenants pertaining to Uroplasty loan #11808.
•	The maximum credit allowed at any one time shall not exceed $500,000

•	The maturity date is changed from June 2, 2007 to April 27, 2007

•	There will be no minimum equity requirement
All other terms and conditions remain unchanged.
Please sign below acknowledging your understanding of the above changes on behalf of Uroplasty, Inc.
Sincerely,

/s/ Christine A. Young
Christine A. Young
AVP/Commercial Loan Officer

Acknowledgement:

Uroplasty, Inc.
/s/ Mahedi Jiwani
Mahedi Jiwani
CFO/Treasurer of Uroplasty, Inc.

Bloomington Office 5601 Green Valley Drive, Suite 120 Bloomington, Minnesota 55437	Golden Valley Office 5500 Wayzata Boulevard, Suite 140 Golden Valley, Minnesota 55416